Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Phocas Small Cap Value Fund, a series of Advisors Series Trust, and to the use of our report dated February 26, 2010 on the financial statements and financial highlights included in the 2009 Annual Report.   Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders, which is incorporated by reference on Form N-14.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 16, 2010